Exhibit 10.62

BIXBY OFFICE PARK

SEAL BEACH, CALIFORNIA

EIGHTH AMENDMENT TO LEASE

(CLEAN ENERGY)

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is made as of January 6, 2012, by and between WESTERN NATIONAL LIFE INSURANCE COMPANY, a Texas corporation (“Landlord”) and CLEAN ENERGY, a California corporation (“Tenant”).

RECITALS

A.                                    Landlord (as successor-in-interest to BIXBYBIT – Bixby Office Park, LLC) and Tenant are parties to that certain Lease Agreement dated as of August 12, 1999 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 11, 2002, that certain Second Amendment dated as of November 24, 2003, that certain Third Amendment dated as of January 13, 2006, that certain Fourth Amendment dated as of March 15, 2006, that certain Fifth Amendment dated as of October 17, 2006, that certain Sixth Amendment to Lease Agreement dated as of August 1, 2008, and that certain Seventh Amendment to Lease (the “Seventh Amendment”) dated as of September 23, 2010 (collectively, as amended, the “Lease”), with respect to certain premises located at 3010 Old Ranch Parkway, Seal Beach, California 90740 (the “3010 Building”) and 3020 Old Ranch Parkway, Seal Beach California 90740 (the “3020 Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B.                                    Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of (i) 19,881 rentable square feet of space comprising the entire fourth (4th) floor of the 3020 Building, (ii) 7,873 rentable square feet of space located on the second (2nd) floor of the 3020 Building and designated as Suite 200, and (iii) 6,136 rentable square feet of space located on the fourth (4th) floor of the 3010 Building and designated as Suite 440, for a total of 33,890 rentable square feet (collectively, the “Existing Premises”), as more particularly described in the Lease.

C.                                    Landlord and Tenant desire to expand the Existing Premises covered by the Lease to include approximately 6,285 rentable square feet located on the fourth (4th) floor of the 3010 Building and designated as Suite 450, and on the third (3rd) and fourth (4th) floors of the building located at 3030 Old Ranch Parkway, Seal Beach, California 90740 and designated as Suites 360 and 440, respectively (collectively, the “Expansion Premises”), as more particularly set forth on Exhibit A attached hereto.

D.                                    Landlord and Tenant desire to amend the Lease to extend the Term of the Lease, to expand the Existing Premises to include the Expansion Premises, and to modify other provisions of the Lease, all as more particularly set forth herein and subject to the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.                                      EXPANSION OF THE EXISTING PREMISES. Effective as of the Expansion Premises Commencement Date and continuing through to and including the Expiration Date (as those terms are defined in Section 2 below), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Premises on all of the terms and conditions of the Lease, as amended hereby. From and after the Expansion Premises Commencement Date, all references to the “Premises” in the Lease and this Amendment shall be deemed references to the Existing Premises and the Expansion Premises, collectively, and shall measure 40,175 rentable square feet.

2.                                      TERM OF THE LEASE.

a.                                       Existing Premises. The Term of the Lease with respect to the Existing Premises remains unchanged and is currently scheduled to expire on March 31, 2018 (the “Expiration Date”).

b.                                      Expansion Premises. The Term of the Lease with respect to the Expansion Premises (the “Expansion Premises Term”) shall commence on February 1, 2012 (the “Expansion Premises Commencement Date”), and shall expire coterminously with the Term for the Existing Premises on the Expiration Date (March 31, 2018). It is acknowledged that the terms and conditions of Tenant’s Extension Option set forth in the Extension Option Rider attached to the Seventh Amendment as Rider No. 1 to Seventh Amendment to extend the Term of the Lease following the Expiration Date shall apply to the Existing Premises and Expansion Premises.

[FINAL EXECUTION COPY]	BIXBY OFFICE PARK
W02-WEST:1PLW2\404325987.3	Clean Energy
010612	25WR-162219

3.                                      CONDITION OF THE PREMISES.

a.                                       Condition of the Existing Premises. Tenant confirms that (i) it is presently in possession of the Existing Premises pursuant to the Lease and will continue to occupy such space “AS-IS”, (ii) the Existing Premises are suited for the use intended by Tenant, and (iii) the Existing Premises are in good and satisfactory condition. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to refurbish the Existing Premises.

b.                                      Condition and Use of the Expansion Premises. Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to refurbish the Expansion Premises. The taking of possession of the Expansion Premises by Tenant shall be conclusive evidence that Tenant accepts the same “AS-IS” and that the Expansion Premises was in good and satisfactory condition at the time such possession was taken. Tenant acknowledges that neither Landlord nor Landlord’s agents has made any representation or warranty as to the condition of the Expansion Premises or the Building or its suitability for Tenant’s purposes. Tenant represents and warrants to Landlord that (i) its sole intended use of the Expansion Premises is for general office use, which has no special requirements, including but not limited to special security requirements, (ii) it does not intend to use the Expansion Premises for any other purpose, and (iii) prior to executing this Amendment it has made such investigations as it deems appropriate with respect to the suitability of the Expansion Premises for its intended use.

4.                                      BASE RENT.

a.                                       Base Rent for the Existing Premises. Tenant shall continue to pay Base Rent for the Existing Premises pursuant to and in accordance with the terms of the Lease, as amended.

b.                                      Base Rent for the Expansion Premises. Effective as of the Expansion Premises Commencement Date and continuing through to and including the Expiration Date, in addition to all other amounts payable under the Lease, as amended, Tenant shall pay Base Rent for the Expansion Premises as set forth below, in accordance with the terms of the Lease, as amended. Upon execution of this Amendment, Tenant shall pay to Landlord the sum of $17,598.00 constituting the monthly installment of Base Rent due and payable by Tenant for the first (1st) full calendar month of the Expansion Premises Term following the Abatement Period (as defined below).

Months During the		Monthly	Monthly Base Rent per
Expansion Premises	Annual Base	Installment of	Rentable Square Foot of
Term	Rent	Base Rent	the Expansion Premises
February 1, 2012 – January 31, 2013	$211,176.00	$17,598.00	$2.80
February 1, 2013 – January 31, 2014	$217,511.28	$18,125.94	$2.88
February 1, 2014 – January 31, 2015	$224,036.62	$18,669.72	$2.97
February 1, 2015 – January 31, 2016	$230,757.72	$19,229.81	$3.06
February 1, 2016 – January 31, 2017	$237,680.45	$19,806.70	$3.15
February 1, 2017 – January 31, 2018	$244,810.86	$20,400.91	$3.25
February 1, 2018 – March 31, 2018	N/A	$21,012.93	$3.34

c.                                       Rent Abatement. Notwithstanding anything to the contrary contained herein and provided that no Event of Default (as defined in Section 15 of the Lease) by Tenant occurs under the Lease and continues to exist beyond the expiration of any applicable notice and cure periods, Landlord hereby agrees that Tenant shall not be required to pay the monthly installments of Base Rent for the Expansion Premises for the first (1st) through fifth (5th) full months of the Expansion Premises Term (the “Abatement Period”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease, as amended, including Base Rent for the Existing Premises and Tenant’s Share of Operating Costs

and Taxes for the Existing Premises and Expansion Premises. If an Event of a Default by Tenant occurs under the terms of the Lease that results in termination of the Lease in accordance with the provisions of Section 15 thereof, then as a part of the recovery set forth in the Lease, Landlord shall be entitled to the recovery of the then unamortized remaining balance of the monthly Base Rent that was abated under the provisions of this Section 4 (such amortization being calculated on a straight line basis over the entire Expansion Premises Term and such balance being determined as of the date of Tenant’s default).

5.                                      OPERATING COSTS AND TAXES.

a.                                       Base Year, Tenant’s Share for Existing Premises. Operating Costs and Taxes for the Existing Premises only shall continue to be calculated using calendar year 2011 as the Base Year. During the Expansion Premises Term, Tenant shall continue to pay Tenant’s Share of Operating Costs and Taxes, with respect to the Existing Premises, pursuant to and in accordance with the terms of the Lease, as amended. Accordingly, effective as of the date hereof, Tenant’s Share of Operating Costs and Taxes with respect to the Existing Premises shall be 12.65% (33,890 rentable square feet within the Existing Premises/267,915 rentable square feet within the Building).

b.                                      Base Year, Tenant’s Share for Expansion Premises. Effective as of the Expansion Premises Commencement Date, Operating Costs and Taxes for the Expansion Premises only shall be calculated using calendar year 2012 as the Base Year. During the Expansion Premises Term, Tenant shall pay Tenant’s Share of Operating Costs and Taxes, with respect to the Expansion Premises, pursuant to and in accordance with the terms of the Lease, as amended. Accordingly, effective as of the Expansion Premises Commencement Date, Tenant’s Share of Operating Costs and Taxes with respect to the Expansion Premises shall be 2.35% (6,285 rentable square feet within the Expansion Premises/267,915 rentable square feet within the Building).

c.                                       Building Occupancy. Effective as of the date hereof, if at any time during a calendar year the Project is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total rentable square footage of the Project, Operating Costs shall, at Landlord’s option, be determined as if the Project had been 95% occupied and Landlord had been supplying services to 95% of the rentable square footage of the Project. If Operating Costs for a calendar year are determined as provided in the prior sentence, Operating Costs for the Base Year shall also be determined in such manner.

6.                                      INTENTIONALLY DELETED

7.                                      SECURITY DEPOSIT. Landlord is currently holding a Security Deposit in the amount of $92,776.40 under the Lease. Upon execution of this Amendment, Tenant shall deposit with Landlord the amount of $23,114.23, as an addition to the Security Deposit. The entire amount of $115,890.63 shall be held as the Security Deposit pursuant to Section 4 (Security Deposit) of the Original Lease, through the date Tenant has satisfied all of its obligations under the Lease, as amended hereby.

8.                                      PARKING. In addition to Tenant’s existing parking rights under the Lease, effective as of Expansion Premises Commencement Date, Tenant shall be entitled to an additional twenty-five (25) parking passes for unreserved parking spaces (the “Unreserved Parking Passes”) in the parking areas at the Project, at no cost to Tenant during the Expansion Premises Term, subject, however, to the payment of Operating Costs attributable to the parking areas and to the terms set forth in Section 36 and Exhibit D of the Original Lease. Subject to availability and the consent of Landlord, not to be unreasonably withheld or delayed, Tenant may elect to convert one (1) or more of the Unreserved Parking Passes to parking passes for reserved parking spaces (the “Additional Reserved Parking Passes”) at the monthly rate of $100.00 per Additional Reserved Parking Pass. Tenant agrees to pay for such parking passes as Additional Rent under the Lease for the Expansion Premises Term. On each anniversary of the Expansion Premises Commencement Date, the monthly rates for Tenant’s parking passes shall increase by three percent (3%) of the previous year’s rates. Except as amended hereby, Tenant’s rights and obligations with respect to parking shall continue to be as set forth in the Lease, as amended, and the parking rules for the Property, as may be amended or established by Landlord (or Landlord’s parking operator) from time to time.

9.                                      NOTICES. Effective immediately, all notices to Landlord under the Lease shall be sent to the following addresses:

WESTERN NATIONAL LIFE INSURANCE COMPANY

c/o AIG Asset Management

Mortgage Lending and Real Estate

1 SunAmerica Center, 38th Floor

Los Angeles, California 90067

Attention: Marla Campagna, Vice President

with a copy to:

WESTERN NATIONAL LIFE INSURANCE COMPANY

c/o Lincoln Property Company

5 Hutton Centre Drive, Suite 120

Santa Ana, California 92707

Attention: Property Manager

10.                               BROKERS. Tenant represents and warrants to Landlord that other than Professional Real Estate Services, Inc. (Brad Schroth) (“PRES”), it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. Landlord hereby confirms and agrees that Landlord shall be responsible for the payment of any leasing commissions payable to brokers representing Landlord or Tenant in connection with this Amendment, including PRES as Tenant’s broker, pursuant to the terms of separate written agreements executed by Landlord.

11.                               CONTINUING EFFECTIVENESS. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. Tenant hereby confirms that no default by Tenant exists under the Lease.

12.                               COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

13.                               EXECUTION BY BOTH PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and execution and delivery hereof.

14.                               AUTHORIZATION. The individuals signing on behalf of Tenant each hereby represents and warrants that he or she has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

WESTERN NATIONAL LIFE INSURANCE COMPANY,
a Texas corporation

By:	AIG Asset Management (U.S.), LLC,
a Delaware limited liability company
its investment adviser

By:	LPC West, LLC
a Delaware limited liability company
its manager

By:
Kevin Hayes
Its: Senior Vice President – Southern
California
DRE # 01414126
BL DRE # 01305666

TENANT:

CLEAN ENERGY,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

Tenant’s Tax ID Number (SSN or FEIN)

S-1

EXHIBIT A

EXPANSION PREMISES

3010 OLD RANCH PARKWAY, SUITE 450

SEAL BEACH, CA

TENANT’S INITIALS HERE:

[FINAL EXECUTION COPY]	EXHIBIT A	BIXBY OFFICE PARK
W02-WEST:1PLW2\404325987.3		Clean Energy
010612		25WR-162219

1

3030 OLD RANCH PARKWAY, SUITE 360

SEAL BEACH, CA

TENANT’S INITIALS HERE:

2

3030 OLD RANCH PARKWAY, SUITE 440

SEAL BEACH, CA

TENANT’S INITIALS HERE:

3